Exhibit 99.1

SciQuest Acquires Assets of Upside Software, a Worldwide Leader in Contract

Lifecycle Management Solutions

Adds best-in-class software for authoring and managing contracts to its comprehensive source-to-settle suite

CARY, N.C., July 24, 2012 – SciQuest, Inc., (NASDAQ: SQI) a leading provider of cloud-based source-to-settle solutions, today announced that it has signed a definitive agreement to acquire Upside Software, Inc., a worldwide leader in contract lifecycle management (CLM) solutions in an asset purchase for total consideration of approximately $22 million in cash, net of cash acquired.

Upside’s award winning product suite offers a fully automated contract lifecycle management solution, which includes collaborative contract creation and negotiation technology. It also includes performance, compliance and deliverables management as well as on-going event monitoring and management. The entire suite is overlaid with extensive security and business intelligence features.

“We are excited to build on our strategy to provide a comprehensive source-to-settle solution suite with the addition of Upside’s industry-leading technology platform,” said Stephen Wiehe, president and CEO of SciQuest. “This acquisition deepens our offerings in contract lifecycle management, which is an important aspect of a complete source-to-settle solution. With over one hundred customers that include many marquee companies, Upside is recognized as a CLM leader by industry analysts. For example, Upside cites a Forrester Research report stating that their solution is ‘the leading option for large companies with complex requirements.’

“We look forward to welcoming and continuing to support existing Upside customers while we also integrate their CLM solution into our best-in-class source-to-settle software suite. This acquisition will augment our long-term growth strategy by bringing Upside’s CLM solution to SciQuest’s customers and building on Upside’s relationships,” continued Wiehe.

SciQuest anticipates that the transaction will close within two weeks, subject to customary closing conditions. SciQuest expects that Upside Software will contribute approximately $5 million to non-GAAP revenue for the remainder of 2012 and approximately $15 million to non-GAAP revenue for the full year 2013. The transaction is expected to decrease non-GAAP net income by approximately $0.04 to $0.05 per share in 2012 and to be neutral to slightly accretive to non-GAAP net income in 2013. The financial impact of the acquisition on a GAAP basis cannot be estimated until the allocation of the purchase price is made following the closing of the acquisition.

For more information about SciQuest, Upside and this transaction, please visit http://www.sciquest.com/sciquest-acquires-upside

Conference Call

SciQuest management will further discuss this acquisition in a conference call to be held today at 5:00pm ET. A replay of this webcast will be available two hours after the call and accessible at http://investor.sciquest.com.

What: Conference call to discuss acquisition of assets from Upside Software, Inc.

When: Tuesday, July 24, 2012

Time: 5:00 p.m. ET

Webcast: http://investor.sciquest.com (live and replay)

Live Call: (877) 430-3736, domestic (760) 298-5046, international

Replay: (855) 859-2056, domestic (404) 537-3406, international

Live and replay conference ID code: 13571157

Non-GAAP Financial Measures

When possible, SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest’s operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and forecasting purposes. SciQuest’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock-based compensation; (iii) the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes; and the non-GAAP measures that exclude such information in order to assess the performance of SciQuest’s business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure, when possible.

About SciQuest

SciQuest (NASDAQ: SQI) provides organizations with a comprehensive suite of on-demand source-to-settle software solutions, driving cost and efficiency savings across the supply chain. By improving supplier management, negotiating more strategic contracts, generating an online marketplace for purchasing goods and services, and streamlining the accounts payable process, SciQuest customers turn spending into a source of savings.

With unmatched visibility into spending, combined with the Power of Q – the Company’s unique combination of products and support – SciQuest provides organizations with a strategic approach to procurement, improving bottom-line results.

To join the conversation, please visit our blog, The Open Kitchen – http://www.sciquest.com/blog or follow us on Twitter @SciQuest.

Cautionary Note Regarding Forward-Looking Statements

Any statements in this release that are not historical or current facts are forward-looking statements. These forward-looking statements include references to the integration of Upside’s CLM solution, our long-term strategy and the impact of the acquisition on non-GAAP revenue and non-GAAP net income for 2012 and 2013. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Certain of these risks and uncertainties are described in the “Risk Factors” section of our Annual Report on Form 10-K and other required reports, as filed with the SEC, which are available free of charge on the SEC’s website at www.sec.gov or on our website at www.sciquest.com. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements speak only as of the date hereof, and we undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

SciQuest Media contact:

SciQuest, Inc.

Michelle Perkins, 919-659-2228

mperkins@sciquest.com

SciQuest Investor contact:

ICR

Garo Toomajanian, 1-800-550-6380

investorrelations@sciquest.com

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